                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               ENVIROSOURCE, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                              Envirosource, Inc.
                          1155 Business Center Drive
                            Horsham, PA 19044-3454


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 June 10, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ENVIROSOURCE, INC., a Delaware corporation (the "Company"), will be held at The Homestead Restaurant, Three Village Road, Horsham, Pennsylvania 19044 on Thursday, June 10, 1999 at 10:00 A.M. (local time), for the following purposes:


       1. To elect three members of Class A of the Board of Directors.


       2. To ratify and approve the adoption of the Envirosource, Inc. 1999 Stock Option Plan.


       3. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of record of shares of the Company's Common Stock at the close of business on April 12, 1999 are entitled to notice of and to vote at the meeting. A complete list of the Company's stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at the Company's offices located at 1155 Business Center Drive, Horsham, Pennsylvania. The list will also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present.


     A copy of the Company's 1998 Annual Report to Stockholders is enclosed herewith.


                                        By Order of the Board of Directors


                                        /s/ LEON Z. HELLER
                                        ----------------------------------
                                        LEON Z. HELLER
                                        Secretary


Dated: April 30, 1999

                              Envirosource, Inc.
                          1155 Business Center Drive
                            Horsham, PA 19044-3454
                             ---------------------
                                PROXY STATEMENT
                      For Annual Meeting of Stockholders
                          to be held on June 10, 1999
                            ---------------------
                                                                 April 30, 1999


To the Stockholders:


     This Proxy Statement is furnished to you in connection with the Annual Meeting of the Stockholders (the "Annual Meeting") of Envirosource, Inc., a Delaware corporation (the "Company"), and the related solicitation by the Board of Directors of the Company of Proxies in the accompanying form, to be held at The Homestead Restaurant, Three Village Road, Horsham, Pennsylvania 19044, on Thursday, June 10, 1999 at 10:00 A.M. (local time) and at any subsequent time that may be necessary by the adjournment thereof.

     If you were a holder of record of shares of the Company's Common Stock at the close of business on April 12, 1999, you are entitled to vote at the Annual Meeting. If you cannot be present at the Annual Meeting in person, a form of Proxy is enclosed, which the Board of Directors requests you to execute and return as soon as possible. A Proxy can be revoked at any time before it is voted, either in person at the Annual Meeting, by executing and submitting a new Proxy that is dated a date after the Proxy to be revoked, or by delivery of a duly executed written statement to that effect addressed to the Secretary of the Company.

     As of the close of business on April 12, 1999, there were outstanding and entitled to vote at the Annual Meeting 5,813,394 shares of Common Stock, $.05 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     All stockholders are urged to fill in, sign, date and mail the enclosed Proxy. If mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy to vote your shares of Common Stock will save the Company the expense of further communication. If you attend the Annual Meeting and vote in person, the Proxy will not be used.

     The Proxy Statement and the Proxies in the accompanying form are first being sent to stockholders on or about May 5, 1999.

                           PROXIES AND VOTE REQUIRED

     THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE PROXIES FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN, UNLESS AUTHORITY TO VOTE FOR ANY OR ALL OF THE NOMINEES IS WITHHELD. In the event that any nominee at the time of election shall be unable or for good reason unwilling to serve (which contingencies are not now contemplated or foreseen) and other nominees shall be nominated, the persons named in the Proxy shall have the discretion and authority to vote or refrain from voting in accordance with their judgment on such other nominations. IN ADDITION, UNLESS OTHERWISE SPECIFIED IN THE PROXY, PROXIES WILL BE VOTED FOR THE RATIFICATION AND APPROVAL OF THE ADOPTION OF THE ENVIROSOURCE, INC. 1999 STOCK OPTION PLAN. See "Other Matters" with respect to additional discretion and authority conferred by the accompanying Proxy.

     The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required for a quorum. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or less than all of the nominees) will not prevent the election of any of the nominees for director. For all other matters submitted to stockholders at the Annual Meeting, if a quorum is present the affirmative vote of a majority of the shares voted is required for approval. As a result, abstention votes with respect to any of the foregoing matters (other than Proposal 1) will have the effect of a vote against such matter.

     Shares held by brokers and other stockholder nominees sometimes are voted on certain matters but not others. This can occur, for example, when a broker is instructed by the beneficial owner of shares of Common Stock, or otherwise has the authority, to vote on a particular matter but is not instructed, and does not have such authority, to vote on one or more others. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but with respect to the matters as to which they are "non-voted" they will have no effect upon the outcome of the vote thereon.

                                   PROPOSAL 1

                         ELECTION OF CLASS A DIRECTORS

     The Board of Directors of the Company consists of three classes: Class A, Class B and Class C. Each Class consists of three directors. Directors in each class serve for a three-year term and until their respective successors have been elected and qualified (or as otherwise provided under the By-laws of the Company). The term of the present Class A directors will end with this year's Annual Meeting, the term of the present Class B directors will end with the 2000 Annual Meeting, and the term of the present Class C directors will end with the 2001 Annual Meeting.

     Three directors, to serve as Class A directors, will be elected at the Annual Meeting, to hold office until the 2002 Annual Meeting and until their respective successors have been elected and qualified (or as otherwise provided under the By-laws of the Company). The names of the nominees for Class A director and the names of the directors continuing in office whose terms do not expire in 1999, together with certain information furnished to the Company by each nominee and director, are set forth below (see also "Security Ownership of Certain Beneficial Owners").

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS A DIRECTORS INDICATED BELOW.

NOMINEES FOR ELECTION AS CLASS A DIRECTORS

CLASS A DIRECTORS

     John T. DiLacqua (age 46) has been a director and President and Chief Executive Officer of the Company since January 1999. From October 1997 to December 1998, Mr. DiLacqua served as President of the U.S. Ferrous Operations of Philip Metals, Inc., which included, among others, the former Luria Brothers Division of Connell Limited Partnership. Prior to that, he served as the President of the Luria Brothers Division of Connell Limited Partnership from May 1994 to October 1997, and, from December 1990 to May 1994, he served as its Vice President of Finance and Administration.

     Jeffrey G. Miller (age 58) was re-elected as a director of the Company in August 1993. Mr. Miller has been a professor of environmental law at Pace University School of Law since 1987. He was of counsel to the Seattle and Washington D.C. law firm of Perkins Coie from 1987 to 1997 practicing environmental law. Mr. Miller was a director of Envirosafe Services, Inc. ("Envirosafe") from 1987 until February 1992. He became a director of the Company in February 1992 pursuant to the terms of a merger agreement between Envirosafe and a wholly-owned subsidiary of the Company. Mr. Miller resigned as a director on May 13, 1993 pursuant to the terms of the purchase agreement by which an affiliate of Freeman Spogli & Co. ("FS&Co.") acquired its interest in the Company.

     Jon D. Ralph (age 34) has been a director of the Company since August 1993. Mr. Ralph joined FS&Co. in August 1989. Mr. Ralph is also a director of Hudson Respiratory Care Inc. and The Pantry, Inc.

CLASS B DIRECTORS

     Wallace B. Askins (age 68) has been a director of the Company since 1978. Mr. Askins served as Executive Vice President and Chief Financial Officer of Armco Inc. ("Armco") (a manufacturer of steel and other products) from June 1984, and as a director of Armco from December 1985, until his retirement in November 1992. Mr. Askins is a director of Trump Hotel & Casino Resorts, Inc.

     John M. Roth (age 40) became a director of the Company in May 1993. Mr. Roth joined FS&Co. in March 1988 and became a general partner in March 1993. Mr. Roth is also a director of Advance Stores Company, Inc. and AFC Enterprises, Inc.

     J. Frederick Simmons (age 44) became a director of the the Company in May 1993. Mr. Simmons joined FS&Co. in 1986 and became a general partner in January 1991. He is also a director of Miller Publishing Group and Century Maintenance Supply, Inc.

CLASS C DIRECTORS

     Raymond P. Caldiero (age 59) has served as a director of the Company since February 1992. Mr. Caldiero has served as Chairman of Caldiero International, Inc. (a consultant in the areas of hotel development, lobbying, marketing and sales) since 1989. He is a director of the Autry Museum and Technology Solutions Corp. and served as a director of Envirosafe from 1987 until February 1992. Mr. Caldiero became a director of the Company in February 1992 pursuant to the terms of a merger agreement between Envirosafe and a wholly-owned subsidiary of the Company.

     Robert N. Gurnitz (age 60) became a director of the Company in November 1997 and became Chairman of the Board in December 1998. Mr. Gurnitz served as President and Chief Executive Officer of Northwestern Steel and Wire Co. from 1991 to 1993 and as its Chairman and Chief Executive Officer from 1993 to 1997. Prior to that he served in various senior management capacities with Rockwell International Corporation, Bethlehem Steel Corporation and Webcraft Technologies.

     Ronald P. Spogli (age 51) became a director and Chairman of the Board of the Company in May 1993. In December 1998, Mr. Spogli stepped down from the Chairman of the Board post, but retained his position as Chairman of the Executive Committee of the Board of Directors. Mr. Spogli is a founding partner of FS&Co. He is also a director of Advance Stores Company, Inc., AFC Enterprises, Inc., Century Maintenance Supply, Inc., and Hudson Respiratory Care Inc.

OTHER INFORMATION AS TO DIRECTORS

     During the fiscal year ended December 31, 1998, the Board of Directors held four meetings. With the exception of Mr. Spogli, during 1998 each director attended at least 75% of the number of meetings of the Board and of the committees of the Board on which he served.

     The Board of Directors has an Executive Committee, consisting of Messrs. DiLacqua, Simmons and Spogli; an Audit Committee, consisting of Messrs. Askins, Gurnitz and Miller; and a Compensation and Stock Option Committee (the "Compensation Committee"), consisting of Messrs. Askins, Caldiero, Roth and Simmons.

     The function of the Executive Committee is to exercise the powers and authority of the full Board of Directors, to the extent permitted by law, when it is not in session. During 1998, the Executive Committee held no meetings.

     The primary function of the Audit Committee, which held two meetings during 1998, is to review the scope and results of each year's annual audit as well as the Company's internal accounting procedures.

     The function of the Compensation Committee is to administer the Company's stock option plans, to award stock options thereunder and to review and make recommendations concerning other Company plans, executive compensation and such other matters referred to it by the Board of Directors. The Compensation and Stock Option Committee held one meeting during 1998.

     The Company pays each director other than Messrs. DiLacqua and Gurnitz and general partners or employees of FS&Co. an annual fee of $15,000 (payable in four equal quarterly installments). In addition, the Company pays the reasonable expenses of each director in connection with his attendance at each meeting of the Board of Directors or any committee thereof. In connection with their election in February 1992 as directors of the Company, each of Mr. Caldiero and Mr. Miller was granted an option to purchase 2,857 shares of Common Stock of the Company at an exercise price of $18.375 per share, which became exercisable in September 1993 and expires in March 2002. (On June 22, 1998, the Company completed a 1-for-7 reverse split of the Common

Stock; numbers of shares and per share amounts throughout this proxy statement have been restated to reflect this reverse split.) Pursuant to its terms, Mr. Miller's option would have expired 90 days after his resignation in May 1993. In connection with his reelection to the Board of Directors in August 1993, the Company amended Mr. Miller's option to provide that his option would remain in effect, as if he had not resigned, during the period from May 13, 1993 until such reelection. On August 5, 1993, Mr. Askins was granted an option to purchase 2,857 shares of Common Stock of the Company at an exercise price of $29.75 per share, which became exercisable in August 1995 and expires in August 2003.

     In 1995, the Company also adopted a Stock Option Plan for Non-Affiliate Directors, which was ratified and approved by the stockholders of the Company at the 1995 Annual Meeting. Pursuant to this plan, each director of the Company who is neither an employee of the Company nor an affiliate of FS&Co.: (i) automatically is granted an option to purchase 714 shares of Common Stock as of January 1 of each year, and (ii) is given the right, exercisable on or before January 1 of each year, to make an irrevocable election to receive an option to purchase shares of Common Stock in lieu of receiving his annual director's fee for that particular year. Both Mr. Askins and Mr. Gurnitz elected to receive options to purchase shares of Common Stock in lieu of their annual directors' fees for 1998; no director has made such election for 1999.

     During 1998, Mr. Gurnitz performed consulting services for the Company for which he was paid fees of $98,750 plus reimbursement of expenses. As of January 20, 1999, Mr. Gurnitz became an employee of the Company at an annual salary of $75,000. Because Mr. Gurnitz is now an employee of the Company, he is no longer paid consulting fees or directors fees, and he is no longer eligible to receive options under the Stock Option Plan for Non-Affiliate Directors. In February 1999, the Company granted Mr. Gurnitz an option under its 1993 Stock Option Plan to purchase 50,000 shares of Common Stock at $4.00 per share, which option will vest in equal annual increments over a three-year period.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The Company's records and other information obtained by the Company from outside sources indicate that, as of April 1, 1999, the following persons were the beneficial owners of more than 5% of the outstanding shares of the Common Stock of the Company.
                                                  Number of
                                                   Shares
              Name and Address                  Beneficially     Percent
           of Beneficial Owner(l)                   Owned        of Class
--------------------------------------------   --------------   ---------
FS Equity Partners II, L.P.
 c/o Freeman Spogli & Co.(2) ...............     2,741,013         47.1%
 11100 Santa Monica Blvd.
 Suite 1900
 Los Angeles, CA 90025
Gabelli Funds, Inc.(3) .....................     1,029,681         17.7%
 One Corporate Center
 Rye, NY 10580-1434
The IBM Retirement Plan Trust Fund .........       382,160          6.6%
 262 Harbor Place
 Stamford, CT 06904-2399

------------
(1) To the best of the Company's knowledge, except as otherwise indicated herein, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) FS&Co., as general partner of FS Equity Partners II, L.P. ("FSEP"), has the sole power to vote and dispose of such shares. Messrs. Roth, Simmons and Spogli, each of whom is a director of the Company, and Bradford M. Freeman and William M. Wardlaw are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's Common Stock indicated as beneficially owned by FSEP.
(3) Gabelli Funds, Inc. and its Chairman, CEO and majority stockholder, Mario
    J. Gabelli, Jr., may be deemed to have beneficial ownership of these shares. The shares are held with sole voting and investment power by Gabelli Funds, Inc. or its affiliates, except for 125,428 shares as to which the voting power is contingent.

SECURITY OWNERSHIP OF MANAGEMENT

     As of April 1, 1999, the following directors, executive officers and all directors and executive officers as a group, were the beneficial owners of shares of Common Stock of the Company as follows:

                                                                                  Common Stock
                                                                            Beneficially Owned as of
                                                                                April 1, 1999(1)
                                                                         ------------------------------
                                                                              Number of        Percent
                    Name and Position with Company                             Shares          of Class
----------------------------------------------------------------------   ------------------   ---------
Class A Directors
   John T. DiLacqua, President and Chief Executive Officer ...........               --            --
   Jeffrey G. Miller .................................................            5,713(2)          *
   Jon D. Ralph ......................................................               --            --
Class B Directors
   Wallace B. Askins .................................................           23,197(2)          *
   John M. Roth(4) ...................................................        2,741,013          47.1%
   J. Frederick Simmons(4) ...........................................        2,741,013          47.1%
Class C Directors
   Raymond P. Caldiero ...............................................            5,713(2)          *
   Robert N. Gurnitz, Chairman of the Board ..........................            5,126(2)          *
   Ronald P. Spogli(4) ...............................................        2,741,013          47.1%
Other Most Highly Compensated Executive Officers
 Aarne Anderson ......................................................           16,311(3)          *
 Leon Z. Heller ......................................................            7,221(3)          *
 James C. Hull .......................................................           23,997(3)          *
All directors and executive officers as a group (15 persons) .........        2,839,373(5)       48.8%

------------
* Less than 1%

(1) Unless otherwise disclosed, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares for which options under Envirosource's Stock Option Plan for Non-Affiliate Directors or otherwise are exercisable by directors within 60 days, as follows: Mr. Askins, 20,860 shares; Mr. Caldiero, 5,713 shares; Mr. Gurnitz, 5,126 shares; and Mr. Miller, 5,713 shares.

(3) Includes (i) shares for which options under the Envirosource Incentive Stock Option Plan and Envirosource 1993 Stock Option Plan are exercisable by executive officers within 60 days, as follows: Mr. Anderson, 9,682 shares; Mr. Heller, 2,858 shares; and Mr. Hull, 12,191 shares; and (ii) shares held through the Envirosource, Inc. Savings Plan and Envirosource, Inc. Profit Sharing Plan as of December 31, 1998, as follows: Mr. Anderson, 4,772 shares; Mr. Heller, 4,149 shares; and Mr. Hull, 11,592 shares.

(4) All shares shown as beneficially owned are held by FSEP. As general partner of FSEP, FS&Co. has the sole power to vote and dispose of such shares. Messrs. Roth, Simmons and Spogli, each of whom is a director of the Company, are general partners of FS&Co., and as such may be deemed to be the beneficial owners of the shares of the Company's Common Stock held by FSEP.

(5) Includes (i) 66,482 shares for which options under Envirosource's Incentive Stock Option Plan, Envirosource's 1993 Stock Option Plan, Envirosource's Stock Option Plan for Non-Affiliate Directors or otherwise are exercisable within 60 days; and (ii) 26,899 shares held through the Envirosource, Inc. Savings Plan or the Envirosource, Inc. Profit Sharing Plan as of December 31, 1998.

                             EXECUTIVE COMPENSATION
     The following table sets forth all compensation awarded to, earned by or paid to the Former Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last three completed fiscal years.

Summary Compensation Table

                                                                                       Long Term
                                                    Annual Compensation               Compensation
                                          ---------------------------------------   ---------------
                                                                                       Number of           All Other
      Name and Principal Position          Year       Salary           Bonus         Stock Options       Compensation
---------------------------------------   ------   -----------   ----------------   ---------------     ---------------
Louis A. Guzzetti, Jr.(1) .............   1998      $410,315       $        0             5,000          $  30,116(3)
 Former Chief Executive Officer           1997       410,459                0                 0             30,023(4)
                                          1996       409,161                0            10,000             34,763(5)

Aarne Anderson ........................   1998       157,800                0             1,429             11,824(3)
 Vice President, Taxes                    1997       157,830                0                 0             11,824(4)
                                          1996       147,234                0             1,229             13,228(5)

George E. Fuehrer(2) ..................   1998       183,029                0             2,857             18,751(3)
 Former Senior Vice President, Planning   1997       183,125          237,500(6)              0             18,656(4)
 and Business Development                 1996       182,694                0             3,840             21,454(5)

Leon Z. Heller ........................   1998       124,000                0             2,143             13,640(3)
 Vice President, General                  1997       123,011                0                 0             13,530(4)
 Counsel and Secretary                    1996       115,208                0             1,715             12,727(5)

James C. Hull .........................   1998       198,048                0             1,714             19,502(3)
 Vice President and Chief                 1997       198,117                0                 0             19,406(4)
 Financial Officer                        1996       197,716                0             2,000             21,136(5)

------------
(1) Effective January 15,1999, Mr. Guzzetti resigned as an officer and director of the Company. As of that date the Company entered into an agreement with Mr. Guzzetti pursuant to which he is obligated to perform certain consulting services for the Company for 30 months and the Company is required to pay him $34,167 per month. The agreement contains certain non-competition provisions applicable to Mr. Guzzetti for 30 months. If
    Mr. Guzzetti accepts full time employment with a new employer prior to the end of the 30 month term, or if he dies or becomes disabled in that period, the remaining payments will be accelerated and paid as a lump sum (the "Accelerated Payment"); provided however, that the Accelerated
    Payment will be applied toward repayment of the "1986 Loan." (See "Certain Transactions; Compensation Committee Interlocks and Insider Participation -- Employee Loans" for the definition of, and information concerning, the 1986 Loan.) If the amount of the Accelerated Payment exceeds the outstanding balance of the 1986 Loan, the excess will be paid to Mr. Guzzetti.

(2) Effective February 12, 1999, Mr. Fuehrer resigned as an officer of the Company. As of that date the Company entered into an agreement with Mr. Fuehrer pursuant to which he is obligated to perform certain consulting services for the Company for nine months and the Company is required to pay him $15,250 per month. The agreement contains certain non-competition provisions applicable to Mr. Fuehrer for nine months. As part of the agreement, the Company forgave a loan with a balance of $43,325 that it had made to Mr. Fuehrer to facilitate a relocation and deposited $34,018 into Mr. Fuehrer's tax withholding accounts in connection with that forgiveness.

(3) Includes Company contributions to accounts in the Envirosource, Inc. Savings Plan, as follows: Mr. Guzzetti, $9,600; Mr. Anderson, $4,434; Mr. Fuehrer, $9,600; Mr. Heller, $7,440; and Mr. Hull $9,600; Company contributions to accounts in the Envirosource, Inc. Profit Sharing Plan, as follows: Mr. Guzzetti, $8,000; Mr. Anderson, $7,390; Mr. Fuehrer, $8,000; Mr. Heller, $6,200; and Mr. Hull $8,000; and Company contributions to accounts in the Envirosource, Inc. Supplemental Executive Retirement Plan, as follows: Mr. Guzzetti, $12,516; Mr. Fuehrer, $1,151; and Mr. Hull $1,902.

(4) Includes Company contributions to accounts in the Envirosource, Inc. Savings Plan, as follows: Mr. Guzzetti, $9,500; Mr. Anderson, $4,434; Mr. Fuehrer, $9,500; Mr. Heller, $7,380; and Mr. Hull, $9,500; Company contributions to accounts in the Envirosource, Inc. Profit Sharing Plan of $8,000 each for Messrs. Guzzetti, Fuehrer, and Hull, $7,390 for Mr. Anderson, and $6,150 for Mr. Heller; and Company contributions to accounts in the Envirosource, Inc. Supplemental Executive Retirement Plan, as follows: Mr. Guzzetti, $12,523; Mr. Fuehrer, $1,156; and Mr. Hull, $1,906.

(5) Includes Company contributions to accounts in the Envirosource, Inc. Savings Plan, as follows: Mr. Guzzetti, $9,000; Mr. Anderson, $4,411; Mr. Fuehrer, $9,000; Mr. Heller, $4,750; and Mr. Hull, $9,000; Company contributions to accounts in the Envirosource, Inc. Profit Sharing Plan of $7,500 each for Messrs. Guzzetti, Anderson, Fuehrer, Heller, and Hull; and Company contributions to accounts in the Envirosource, Inc. Supplemental Executive Retirement Plan, as follows: Mr. Guzzetti, $18,263; Mr. Anderson, $1,317; Mr. Fuehrer, $4,954; Mr. Heller, $477; and Mr. Hull, $4,636.

(6) Represents a special bonus paid to Mr. Fuehrer in connection with the sale of the Company's former subsidiary, IMSAMET, Inc. Substantially all of the bonus, after taxes, was applied toward principal and interest that had accrued on the Company's 1989 loan to Mr. Fuehrer in connection with a purchase of Common Stock. See "Certain Transactions; Compensation Committee Interlocks and Insider Participation--Employee Loans" for a more detailed description of the 1989 loan to Mr. Fuehrer.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                                  Percent of
                                  Number of          Total
                                 Securities      Options/SARs
                                 Underlying       Granted to     Exercise or
                                Options/SARs     Employees in    Base Price                       Grant Date Present
            Name               Granted (#)(1)     Fiscal Year     ($/Sh)(2)    Expiration Date       Value ($)(3)
----------------------------  ----------------  --------------  ------------  -----------------  -------------------
Louis A. Guzzetti, Jr. .....       5,000              7.0%        $  14.00        2/18/08(4)            $49,750
Aarne Anderson .............       1,429              2.0%           14.00        2/18/08                14,219
Leon Z. Heller .............       2,143              3.0%           14.00        2/18/08                21,323
George E. Fuehrer ..........       2,857              4.0%           14.00        2/18/08(4)             28,427
James C. Hull ..............       1,714              2.4%           14.00        2/18/08                17,054

------------
(1) These options vest at the annual rate of 331/3% beginning on the first anniversary of the date of grant.

(2) The exercise price is equal to the closing market price of the Company's Common Stock on the date of grant.

(3) The grant date present values were determined using the Black-Scholes pricing model and the following assumptions: .58% expected stock price volatility, 4.7% risk free rate of return, zero dividend yield and option exercise at the end of the 8th year.

(4) These options expired when the individual's employment ended in 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth the number and value at December 31, 1998 of all exercisable and unexercisable options held by the Former Chief Executive Officer and the other four most highly compensated executive officers of the Company under the Company's Incentive Stock Option Plan and the 1993 Stock Option Plan. In 1998, none of the named executive officers exercised any options.

                                       Number of
                                         Shares             Value of
                                       Underlying         Unexercised
                                      Unexercised         In-the-Money
                                    Options/SARs at     Options/SARs at
                                       FY-End (#)          FY-End ($)
                                   -----------------   -----------------
                                      Exercisable/        Exercisable/
              Name                   Unexercisable      Unexercisable(1)
--------------------------------   -----------------   -----------------
Louis A. Guzzetti, Jr. .........      56,614/8,333          $ --/$--
Aarne Anderson .................       9,866/1,839            --/ --
George E. Fuehrer ..............      23,653/4,137            --/ --
Leon Z. Heller .................       2,048/3,096            --/ --
James C. Hull ..................      10,952/2,381            --/ --

------------
(1) The value of unexercised in-the-money options represents the difference between the fair market value of the underlying Common Stock as of December 31, 1998 and the exercise price of such options. None of the above-listed individuals held any in-the-money options as of December 31, 1998.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with John T. DiLacqua dated January 20,1999 that provides that Mr. DiLacqua will serve as President and Chief Executive Officer of the Company for an initial term of three years, subject to renewal for successive three-year terms by mutual agreement of the parties. The agreement provides for a base annual salary to Mr. DiLacqua of $400,000 and an annual incentive bonus based on the achievement of certain performance targets set by the Compensation Committee. Mr. DiLacqua's target bonus is 50% of his base salary, with a minimum annual bonus for 1999 of $100,000. (See "Compensation Committee Report on Executive Compensation -- Incentive Compensation.") The agreement also provides Mr. DiLacqua with an option to purchase 100,000 shares of Common Stock; see "Proposal 2 -- Ratification and Approval of Adoption of Envirosource, Inc. 1999 Stock Option Plan." In the event the Company terminates the agreement without cause, the Company is obligated to pay Mr. DiLacqua a severance payment equal to one year's salary plus the amount of his target bonus for the year in which the termination occurs. Mr. DiLacqua is also entitled to receive this amount if he terminates the agreement following a change in control of the Company if he is not offered a similar position with similar responsibilities and equal or greater compensation, or if he is asked to relocate his office more than 50 miles away following such change in control. If the Company does not renew the agreement at the end of the initial three-year term, it will be obligated to pay Mr. DiLacqua a severance payment equal to one year's salary.

     John C. Heenan began employment as the Company's Senior Vice President, Finance, Administration and Planning on February 22, 1999. The Company has agreed to pay Mr. Heenan a base annual salary of $192,000 and to pay him a minimum annual incentive bonus for 1999 equal to 22.5% of his base salary. Mr. Heenan's target bonus for 1999 is 45% of his base salary; see "Compensation Committee Report on Executive Compensation -- Incentive Compensation." The Company has granted Mr. Heenan an option to purchase 15,000 shares of Common Stock at $2.0625 per share, which option will vest over the next three years in equal annual increments. The Company has also agreed to continue to pay Mr. Heenan his base salary for nine months if it terminates his employment without cause.

     The Company has agreed with Mr. Anderson and Mr. Hull that if it terminates their employment without cause before May 31, 1999 (in the case of Mr. Anderson) or June 30, 1999 (in the case of Mr. Hull), or if they resign before such dates for "good reason" (a material diminution in responsibility, a reduction in salary, or a relocation of more than 50 miles), the Company will continue their salary for 18 months or until they become reemployed in a comparable position. Further, the Company has agreed with Mr. Hull that if he elects to terminate his employment as of June 30, 1999, or if the Company terminates his employment without cause after that date, the Company will continue his salary for one year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of two independent directors and two directors who are general partners of FS&Co. The Compensation Committee has responsibility for administering the policies that govern employee compensation programs and executive compensation, and for reviewing and making recommendations concerning the Company's employee benefit plans, executive compensation and such other matters as are referred to it by the Board of Directors. The Compensation Committee has furnished the following report on executive compensation:

     The Compensation Committee believes it is important to align the financial interests of the Company's senior managers, including the Chief Executive Officer, with those of its stockholders. In furtherance of this objective, the Company relies to a significant degree on annual incentive compensation and stock options in addition to base compensation.

     BASE COMPENSATION. The Company attempts to offer new executive officers base compensation competitive with companies of comparable size, complexity and geographic location. Annual increases in base compensation have generally been intended to approximate competitive wage escalation including, where appropriate, adjustments based on merit. The Compensation Committee has not historically reviewed initial decisions regarding base compensation for new executive officers (other than the Chief Executive Officer), but the Compensation Committee does approve annual increases for executive officers.

     INCENTIVE COMPENSATION. The remainder of executive compensation is tied to corporate performance. The Company relies on annual incentive compensation and stock options to provide incentives to executives to meet the Company's business, financial and strategic objectives, and to reward and retain executives who perform in furtherance of those objectives.

     The Company's incentive compensation program for executive officers is based on a combination of financial and non-financial goals. The annual incentive compensation "pool" is the sum of the target bonuses of each of the Company's executive officers. This pool may be increased or decreased, depending on the extent to which the Company meets specified financial targets, typically expressed in relation to budgeted annual cash flow, operating income or net income. For 1998 the target bonus was set at 50% of base compensation for the Company's former Chief Executive Officer and 40-45% of base compensation for the Company's other executive officers. The extent to which an individual executive officer participates in bonuses, if any, from the pool depends on that individual's achievement of nonfinancial objectives negotiated annually between that individual and his or her supervisor and that individual's overall performance. Non-financial objectives involve projects or programs within each executive officer's area of responsibility. Early each year the Compensation Committee reviews management's proposed incentive compensation program financial targets, and the non-financial objectives of each of the Company's executive officers, for that fiscal year, as well as proposed awards, if any, in respect of the preceding fiscal year.

     No bonuses were awarded to executive officers for 1998 because the Company did not achieve the required level of operating income. For 1999, the target bonus has been set at 50% of base compensation for the Company's Chief Executive Officer and 15-45% of base compensation for the Company's other executive officers.

     STOCK OPTIONS. The Compensation Committee believes that stock options represent a desirable long-term compensation method because they reward Company performance that increases the value of stockholders' ownership. All options granted to executive officers under the Company's stock option plans have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant, and all such options granted to executive officers vest or have vested over periods of several years. These features help ensure the long-term nature of compensation through stock options.

     Early each year the Compensation Committee reviews the Chief Executive Officer's proposals for option awards, if any, to executive officers and other key employees, taking into account the Company's recent performance as well as the responsibilities, past performance, and anticipated performance requirements of each of such individuals and previous option awards. The Company has not established any particular target ownership level for Company equity holdings by its executive officers. Options may also be granted to newly-hired officers based on responsibilities and anticipated performance requirements.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The compensation of the Chief Executive Officer is intended to reflect a combination of performance indicators and long-term increase in stockholder value. The base salary of Mr. DiLacqua, the Company's recently hired Chief Executive Officer, may be somewhat above the average salary of peers at other comparable companies in recognition of his experience and the complexity of the Company's businesses.

                                          Compensation and Stock Option
                                          Committee



                                          WALLACE B. ASKINS
                                          RAYMOND R CALDIERO
                                          JOHN M. ROTH
                                          J. FREDERICK SIMMONS

PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing the cumulative total return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the Russell 2000 Index and the Dow Jones Industrial-Diversified Index assuming $100 was invested on December 31, 1993.

                    COMPARISON OF 5 YEAR CUMULATIVE RETURN*
                AMONG ENVIROSOURCE, INC., THE RUSSELL 2000 INDEX
                AND THE DOW JONES INDUSTRIAL - DIVERSIFIED INDEX


   250 |----------------------------------------------------------------------|
       |                                                                      |
       |                                                                 @    |
       |                                                                      |
       |                                                    @                 |
   200 |----------------------------------------------------------------------|
       |                                                                      |
       |                                                    #            #    |
       |                                                                      |
D      |                                        @                             |
O  150 |----------------------------------------------------------------------|
L      |                                        #                             |
L      |                           #                                          |
A      |                           @                                          |
R      |                                                                      |
S  100 |-* # @----------------------------------------------------------------|
       |             * #                                                      |
       |              @            *            *           *                 |
       |                                                                      |
       |                                                                      |
    50 |----------------------------------------------------------------------|
       |                                                                      |
       |                                                                      |
       |                                                                      |
       |                                                                 *    |
     0 |----------------------------------------------------------------------|
         12/93       12/94       12/95         12/96       12/97       12/98


*$100 INVESTED ON 12/31/93 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDNG DECEMBER 31.



Research Data Group                            Peer Group Total Return Worksheet

   Envirosource Inc. (ENSO)

                                                CUMULATIVE TOTAL RETURN
                                        ----------------------------------------
                                        12/93  12/94  12/95  12/96  12/97  12/98

   ENVIROSOURCE, INC. *                   100     98     89     80     89     22
   RUSSELL 2000 #                         100     98    126    147    180    179
   DOW JONES INDUSTRIAL-DIVERSIFIED @     100     92    120    155    204    234

CERTAIN TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
   PARTICIPATION

MANAGEMENT AGREEMENT

     FS&Co. provides advice and assistance to the Company regarding corporate and financial planning and the development of business strategies. The Company does not pay FS&Co. a fee for such services but has agreed to reimburse FS&Co. for all expenses incurred in connection with such advice and assistance.

EMPLOYEE LOANS

     In 1986, the Company agreed to grant Mr. Guzzetti a loan of $500,000 (the "1986 Loan"), which loan was issued in 1987 and which initially bore interest at 7.5% per annum and was repayable in ten equal annual installments. On several occasions the Company extended the maturity of the 1986 Loan and added certain amounts of accrued interest to the principal amount thereof. Effective March 31, 1993, the Company reduced the interest rate on the 1986 Loan to 6% per annum. As of January 15, 1999, the 1986 Loan was amended to require a $150,000 repayment installment to be made within 60 days, to provide for quarterly payments of interest, and to extend the maturity date of the remaining principal to the earlier of (i) July 15, 2001 or (ii) the date on which the "Accelerated Payment" is due. (See Note 1 to the Summary Compensation Table for the definition of "Accelerated Payment.") As of April 1, 1999, the outstanding principal amount of the 1986 Loan (including financed interest payments) was $375,432.

     In connection with Common Stock purchases by certain executive officers of the Company in January 1989 which were consummated at the Company's request, the Company loaned $350,000 to Mr. Guzzetti, $90,000 to Mr. Anderson, and $220,000 to Mr. Fuehrer. All of such indebtedness initially bore interest at 8% per annum and had a maturity date in January 1994. On several occasions the Company extended the maturity of these loans and added certain amounts of accrued interest to the principal amounts thereof. Effective April 1, 1993, the Company reduced the interest rate on these loans to 6% per annum. Effective January 15, 1999, pursuant to a negotiated agreement related to such Common Stock purchase, the Company adjusted the outstanding balance of Mr. Guzzetti's loan from $535,400 (which amount included financed interest payments) to $50,000, to reflect a decline in the value of the Common Stock purchased with the loan proceeds. Mr. Guzzetti repaid this amount, with interest from the date of adjustment to the date of repayment, in January 1999. Effective February 12, 1999, pursuant to a negotiated agreement related to such Common Stock purchase, the Company adjusted the outstanding balance of Mr. Fuehrer's loan from $211,208 (which amount included financed interest payments) to $9,500, to reflect a decline in the value of the Common Stock purchased with the loan proceeds. Mr. Fuehrer repaid this amount, with interest from the date of adjustment to the date of repayment, in March 1999. Mr. Anderson's loan remains outstanding and has a maturity date of March 31, 2000; as of April 1, 1999 the outstanding principal amount of Mr. Anderson's loan (including financed interest payments) was $135,374.

     The loan terms described above are not normally obtainable from unaffiliated third parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Askins, Caldiero, Roth and Simmons. Mr. Askins was an executive officer of the Company's predecessor, White Motor Corporation, from December 1976 until June 1984.

                                  PROPOSAL 2

                 RATIFICATION AND APPROVAL OF ADOPTION OF THE
                   ENVIROSOURCE, INC. 1999 STOCK OPTION PLAN


DESCRIPTION OF THE PLAN AND VOTE REQUIRED

     Effective February 25, 1999, the Board of Directors adopted the Envirosource, Inc. 1999 Stock Option Plan (the "1999 Plan"), subject to approval by the Company's stockholders. The purpose of the 1999 Plan is to provide the participants with the opportunity to receive grants of incentive stock options, nonqualified stock options and stock appreciation rights, thereby encouraging them to contribute materially to the growth of the Company and aligning their economic interests with those of the stockholders. The 1999 Plan will be effective as of February 25, 1999, subject to the affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting.

SUMMARY DESCRIPTION OF THE 1999 PLAN

     The following summary of the 1999 Plan is qualified in its entirely by the full text of the 1999 Plan, which is set forth as Appendix A hereto. The 1999 Plan will be administered by a committee of the Board of Directors of the Company (the "Committee"), the composition of which satisfies the provisions of Rule 16b-3 ("Rule 16b-3") under Section 16(b) of the Securities Exchange Act of 1934, as amended and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The major provisions of the 1999 Plan are as follows:

     ELIGIBILITY. Employees and directors of the Company and its subsidiaries, as well as consultants and advisors who perform services for the Company and its subsidiaries ("key advisors"), are eligible to receive grants under the 1999 Plan.

     TYPE OF OPTIONS. Options granted under the 1999 Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code or options not subject to Section 422 of the Code ("NQSOs"). Options granted to non-employee directors and key advisors may only be NQSOs.

     OPTION PRICE. The exercise price of all options under the 1999 Plan will be determined by the Committee. The exercise price of an ISO will not be less than the fair market value of a share of Common Stock on the date the option is granted.

     SARs. Stock appreciation rights ("SARs") may also be granted under the 1999 Plan. An SAR granted under the 1999 Plan, when it becomes exercisable, entitles the holder thereof to receive in cash, shares of Common Stock or a combination thereof (as determined by the Committee) in an amount equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base amount of the SAR. Unless the Committee determines otherwise, the base amount of an SAR will be equal to the per share exercise price of the option related to such SAR, or if there is no related option, the fair market value of a share of Common Stock on the date of the grant of the SAR.

     EXERCISE PERIOD. The term of all options and SARs granted under the 1999 Plan is set by the Committee, but in no event can such term exceed ten years. Unless otherwise determined by the Committee, in the event the grantee ceases to be employed by, or provide services to, the Company ("termination event"), the grantee's options and SARs will expire as follows: Termination resulting from death or disability, or death within 90 days of termination other than for cause -- options/SARs expire one year after the termination event; termination for cause -- options/SARs expire immediately upon the termination event; other terminations -- options/SARs expire 90 days after the termination event.

     VESTING. The Committee has the discretion to determine the vesting schedule under which options and SARs issued under the 1999 Plan become exercisable. The occurrence of a change of control of the Company will result in the immediate vesting of all options and SARs issued under the 1999 Plan.

     PAYMENT. Each option, whether an ISO or an NQSO, when it becomes exercisable, entitles the holder thereof to purchase a specified number of shares of Common Stock for an amount per share equal to the exercise price per share of the option, payable in cash, in shares of Common Stock with an aggregate value equal to such amount, or in a combination thereof, as determined by the Committee. The Committee may also provide for a cashless exercise procedure pursuant to which options may be exercised.

     SHARES THAT MAY BE ISSUED UNDER THE 1999 PLAN. Upon approval of this Proposal by the Company's stockholders, 500,000 shares of Common Stock will be reserved for issuance upon the exercise of options or SARs. The maximum aggregate number of shares of Common Stock subject to grants made under the 1999 Plan to any individual during any calendar year will be 100,000 shares.

OPTION GRANTS.

     On February 25, 1999, the Committee, subject to stockholder approval of the 1999 Plan, granted Mr. DiLacqua an option for 100,000 shares of Common Stock with an exercise price of $4.5625 per share. Such option has a ten-year term and will vest in equal annual increments over a three-year period. No other options have been granted under the 1999 Plan. In 1998, the Company awarded options for 7,286 shares to all current executive officers as a group under the Company's 1993 Stock Option Plan. Directors, as a group, received options for 11,680 shares under the Company's Stock Option Plan for Non-Affiliate Directors in 1998, and the Company granted options for 46,782 shares to current employees, excluding the executive officers, under the Company's 1993 Stock Option Plan in 1998.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE OPTIONEES

     Generally, upon exercise of an NQSO, the excess of the fair market value of the shares on the exercise date over the exercise price will be taxable as ordinary income to the optionee. Thereafter, any appreciation or depreciation realized upon a subsequent sale of the shares should qualify as long-term or short-term capital gain or loss, depending upon the optionee's holding period of the shares. The Company should be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee upon exercise.

     Generally, an optionee should not realize taxable income at the time of grant or exercise of an ISO, and the Company should not be entitled to a tax deduction with respect to such grant or exercise. Although an optionee will not realize ordinary income upon exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. Upon a sale of shares acquired by exercise of an ISO within one year after such exercise or within two years after the date of grant, any excess of
(i) the lesser of (a) the fair market value of the shares at the time of exercise and (b) the amount of sale proceeds over (ii) the exercise price of such shares, should be ordinary income to the optionee and the Company should be entitled to a deduction for the same amount. Any appreciation after the date of exercise should qualify as capital gain. If the Optionee holds shares longer than the aforementioned one year and two year periods, all gain (or loss) upon a subsequent sale should be treated as long-term capital gain (or loss) to the optionee, with no deduction being allowed to the Company.

     Upon exercise of an SAR, the optionee should recognize ordinary income in the amount of cash and the value of any property received pursuant to such exercise and the Company should be entitled to a tax deduction for the same amount.

     Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options or SARs granted under the 1999 Plan. An exception exists, however, for "qualified performance-based compensation." The 1999 Plan is intended to allow grants of options and SARs to meet the requirements of "qualified performance-based compensation." Options should generally meet the requirements of "qualified performance-based compensation," if the exercise price is at least equal to the fair market value of the Common Stock on the date of grant.

     The federal income tax consequences described in this section are based on current laws and regulations, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

TERMINATION OF AND AMENDMENTS TO THE 1999 PLAN

     The 1999 Plan shall expire by its own terms on February 24, 2009. The Board may from time to time amend or terminate the 1999 Plan; provided, however, that the Board may not amend the 1999 Plan without the approval of the Company's stockholders if such approval is required in order for ISOs granted or to be granted under the 1999 Plan to meet the requirements of section 422 of the Code or if such approval is required in order to exempt compensation under the Plan from the deduction limit under section 162(m) of the Code.


MARKET PRICE OF THE COMPANY'S COMMON STOCK

     The closing price of the Company's Common Stock as reported on The Nasdaq National Market for April 1, 1999, was $2.375 per share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION AND APPROVAL OF THE ADOPTION OF THE ENVIROSOURCE, INC. 1999 STOCK OPTION PLAN.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock and derivative securities. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from reporting persons, the Company believes that during 1998 all filing requirements applicable to officers and directors were met.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors has not yet selected the Company's independent auditors for the fiscal year ending December 31, 1999.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that are to be brought before the Annual Meeting. If any other matter should be presented for proper action, the persons named in the Proxy shall have discretion and authority to vote or to refrain from voting in accordance with their judgment on such matter. In addition, the persons named in the Proxy shall have discretion and authority to vote or to refrain from voting in accordance with their judgment with respect to matters incidental to the conduct of the Annual Meeting.

     The cost of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and employees of the Company, none of whom will receive compensation therefor. The Company will also request banks and brokers to solicit their customers who have a beneficial interest in shares of Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. In addition, the Company's transfer agent, American Stock Transfer & Trust Company, Inc., will assist in the solicitation of Proxies from brokers, bank nominees and other institutional holders.

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices on or before January 3, 2000 for inclusion in the Company's Proxy Statement with respect to such meeting. Additionally, stockholder proposals submitted outside the processes of Rule 14a-8 of the Exchange Act for consideration at the 2000 Annual Meeting of Stockholders must be received by the Company on or by March 17, 2000 in order to be considered timely for purposes of Rule 14a-4 of the Exchange Act.

                                          By Order of the Board of Directors,


                                          /s/ JOHN T. DILACQUA
                                          -------------------------------------
                                          JOHN T. DILACQUA,
                                          President and Chief Executive Officer

     It is important that the Proxies be returned promptly. Stockholders who do not expect to attend in person are urged to fill in, sign, date and return the enclosed Proxy.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY ANY PERSON SOLICITED HEREUNDER BY WRITING TO:
CORPORATE SECRETARY, ENVIROSOURCE, INC., 1155 BUSINESS CENTER DRIVE, HORSHAM, PA 19044-3454.

                                                                     APPENDIX A

                              ENVIROSOURCE, INC.
                            1999 STOCK OPTION PLAN


     The purpose of the Envirosource, Inc. 1999 Stock Option Plan (the "Plan") is to provide (i) designated key employees of Envirosource, Inc. (the "Company") and its subsidiaries, (ii) non-employee members of the Board of Directors of the Company (the "Board") and (iii) certain consultants and advisors who perform services for the Company or its subsidiaries with the opportunity to receive grants of incentive stock options, nonqualified stock options and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1. Administration

     (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee"), which may consist of two or more persons who are "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as the Committee deems appropriate.

     (b) Committee Authority. The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2. Grants

     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options") and stock appreciation rights as described in Section 6 ("SARs") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3. Shares Subject to the Plan

     (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 500,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 100,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Grants shall again be available for purposes of the Plan. If shares of Company Stock are used to pay the Exercise Price (as defined in Section 5(b)) of an Option, only the net number of shares received by the Grantee (as defined in Section 4(b)) pursuant to such exercise shall be considered to have been issued or transferred under the Plan with respect to such Option, and the remaining number of shares subject to the Option shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation or (iii) by reason of a reclassification or change in par value, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4. Eligibility for Participation

     (a) Eligible Persons. All key employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board shall be eligible to participate in the Plan. Members of the Board who are not Employees ("Non-Employee Directors") and consultants and advisors who perform bona fide services for the Company or any of its subsidiaries ("Key Advisors") shall also be eligible to participate in the Plan.

     (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants. Employees, Non-Employee Directors and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

     5. Granting of Options

     (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

     (b) Type of Option and Price.

     (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

     (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

     (iii) The Fair Market Value of a share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.

     (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than Disability, death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

     (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

     (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

     (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

     (v) For purposes of this Section 5(e) and Section 6:

       (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

       (B) "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Key Advisor or Non-Employee Director (so that, for purposes of exercising Options and SARs, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or Non-Employee Director), unless the Committee determines otherwise.

       (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.


       (D) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information or (iv) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

     (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions as the Committee, in its sole discretion, deems appropriate. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

     (g) Limits on Incentive Stock Options. If the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

     6. Stock Appreciation Rights

     (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

     (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Company or during the applicable period after termination of employment or service as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

     (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

     (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     7. Withholding of Taxes

     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or SAR paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

     8. Nontransferability of Grants

     Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     9. Change of Control of the Company

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) the Company merges or consolidates with any other corporation (other than a wholly-owned direct or indirect subsidiary of the Company) and is not the surviving corporation (or survives as a subsidiary of another corporation) and after such merger or consolidation the Company's shareholders immediately prior to such merger or consolidation do not own a majority of the voting power of the then outstanding securities of the surviving corporation or do not otherwise have the right to elect a majority of the board of directors of the surviving corporation, (b) the Company sells or agrees to sell all or substantially all of its assets to any other person or entity and, after such sale, the Company's shareholders immediately prior to such sale do not own a majority of the voting power of the then outstanding securities of such person or entity or do not otherwise have the right to elect a majority of the board of directors of such person or entity, (c) any third person or entity (other than Freeman Spogli & Co. or any affiliate thereof, or a trustee or committee of any qualified employee benefit plan of the Company) together with its affiliates shall become, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder) of a majority of the voting power of the then outstanding securities of the Company, or (d) the individuals who constitute the Board as of the Effective Date of this Plan (the "Incumbent Board") shall cease for any reason to constitute at least a majority of the Board provided that any person becoming a director whose election was approved by a majority of the members of the Incumbent Board shall be considered, for purposes of this Plan, a member of the Incumbent Board.

     10. Consequences of a Change of Control

     (a) Notice and Acceleration. Upon a Change of Control, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control and (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable.

     (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, and other outstanding Grants shall be converted to similar grants of the surviving corporation.

     11. Requirements for Issuance or Transfer of Shares

     Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     12. Amendment and Termination of the Plan

     (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order for Incentive Stock Options granted or to be granted under the Plan to meet the requirements of section 422 of the Code or such approval is required in order to exempt compensation under the Plan from the deduction limit under section 162(m) of the Code.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 18(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(a) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     13. Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     14. Rights of Participants

     Nothing in this Plan shall entitle any Employee, Key Advisor or Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     15. No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     16. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     17. Effective Date of the Plan.

     Subject to approval by the Company's shareholders, the Plan shall be effective on February 25, 1999.

     18. Miscellaneous

     (a) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) of the Code, and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (b) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

                               ENVIROSOURCE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  Annual Meeting ofStockholders to be held at
                 The Homestead Restaurant, Three Village Road,
              Horsham, Pennsylvania on June 10, 1999 at 10:00 A.M.

         The undersigned hereby constitutes and appoints John T. DiLacqua, John
C. Heenan and Leon Z. Heller, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of Envirosource, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 10, 1999 or any adjournment or adjournments thereof, on all matters that may come before the Annual Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS LISTED HEREIN. In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

                  (To be completed and signed on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                               ENVIROSOURCE, INC.

                                 June 10, 1999


                Please Detach and Mail in the Envelope Provided



      Please mark your
A [X] votes as in this             DO NOT PRINT
      example                      IN THIS AREA


--------------------------------------------------------------------------------

                    FOR      WITHHOLD
1. Election of      [ ]        [ ]                   Nominees: John T. DiLacqua
   Class A                                                     Jeffrey G. Miller
   Directors                                                   Jon D. Ralph

(INSTRUCTION: To withold authority to vote for any individual nominees, print that nominee's name on the line provided below.)

____________________________________________________


                                                       FOR       AGAINST       ABSTAIN
(2) Ratification and Approval of the Adoption of the   [ ]         [ ]           [ ]
    Envirosource, Inc. 1999 Stock Option Plan.


                                                 Dated____________________________________ , 1999

                                                 ________________________________________________
                                                                  Signature
                                                 ________________________________________________
                                                         Signature if held jointly

                                                 (Please sign exactly as name appears hereon. If stock is held in names of joint owners, such should sign. Attorneys, executors, administrators, etc. should
          DO NOT PRINT                           so indicate.)
          IN THIS AREA
                                                 If this Proxy is properly executed, the shares represented by this Proxy will be voted upon the proposals listed herein in accordance with the directions given by the stockholder, but if no such directions are given, this Proxy will be voted FOR all of such proposals.
